EX-23.1

                            CONSENT OF ACCOUNTANT


                              George  Brenner, CPA
                           A Professional Corporation
                      10680 West Pico Boulevard, Suite 260
                         Los Angeles, California 90064
                       (310) 202-6445 - Fax (310) 202-6494


August 18, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Avery Sports Turf, Inc. - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated July 22, 2003 in Avery Sports Turf, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2002 and to all references to my firm included in this Registration Statement.

                                       Sincerely,


                                       /s/  George Brenner, CPA
                                       George Brenner, CPA